UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 25, 2025

E2open Parent Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39272	86-1874570
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14135 Midway Road, Suite G300

Addison, TX

(address of principal executive offices)

75001

(zip code)

866-432-6736

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ETWO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introduction

On May 25, 2025, E2open Parent Holdings, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with E2open Holdings, LLC, a Delaware limited liability company (“Holdings”, and together with the Company, the “Company Parties”), WiseTech Global Limited, an Australian public company limited by shares (“Parent”), Emerald Parent Merger Sub Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Company Merger Sub”) and Emerald Holdings Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Holdings Merger Sub” and, together with Parent and Company Merger Sub, the “Parent Parties”). Pursuant to the Merger Agreement, Company Merger Sub will be merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Surviving Corporation”) (such merger, the “Company Merger”) and Holdings Merger Sub will be merged with and into Holdings, with Holdings surviving as wholly owned subsidiary of Parent (the “Surviving LLC”) (such merger, the “Holdings Merger” and together with the Company Merger, the “Mergers”). Capitalized terms used herein but not otherwise defined have the meaning set forth in the Merger Agreement.

The board of directors of the Company (the “Company Board”) unanimously approved the entry into the Merger Agreement and the consummation of the transactions contemplated thereby, including the Mergers (the “Transactions”) and, following the unanimous recommendation of a TRA committee comprised solely of independent and disinterested members of the Company Board formed in connection with the evaluation of the Tax Receivable Agreement, dated as of February 4, 2021, by and among the Company and other parties thereto (“TRA”), the entry into an amendment to the TRA (the “TRA Amendment”) in connection with the consummation of the Mergers and other Transactions. Both the TRA committee and the Company Board determined that the Transactions contemplated by the Merger Agreement, including the treatment of the TRA, are fair to, and in the best interest of, the Company and its stockholders.

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

The information set forth in the Introduction to this Current Report is incorporated by reference into this Item 1.01.

Effect on Capital Stock

At the effective times of the applicable Merger:

i.

each issued and outstanding share of Class A Common Stock of the Company (“Class A Common Stock”) (other than any shares of Class A Common Stock held by the Company as treasury stock or owned by the Parent Parties or any shares of Class A Common Stock as to which appraisal rights have been properly exercised by the holders of such Class A Common Stock in accordance with Delaware law) will be automatically cancelled, extinguished and converted into the right to receive cash in an amount equal to $3.30, without interest thereon (the “Per Share Price”);

ii.

each issued and outstanding share of Series B-1 Common Stock of the Company (“Class B-1 Common Stock”) (other than any shares of Class B-1 Common Stock held by the Company as treasury stock or owned by the Parent Parties) pending conversion will be automatically cancelled, extinguished and converted into the right to receive the Per Share Price;

iii.

each issued and outstanding share of Series B-2 Common Stock of the Company (“Class B-2 Common Stock”) (other than any shares of Class B-2 Common Stock held by the Company as treasury stock or owned by the Parent Parties) will automatically vest in accordance with its terms and will be automatically cancelled, extinguished and converted into the right to receive the Per Share Price;

iv.

each issued and outstanding share of Class V Common Stock of the Company (“Class V Common Stock”), which for the avoidance of doubt are non-economic voting shares that correspond on a one-for-one basis with the Holdings Common Units, (other than any shares of Class V Common Stock as to which appraisal rights have been properly exercised by the holders of such Class V Common Stock in accordance with Delaware law) will be automatically cancelled and extinguished without any conversion thereof or consideration paid therefor;

v.

each issued and outstanding common unit of Holdings (“Holdings Common Units”) (other than any Holdings Common Unit and restricted common units of Holdings (“Holdings Restricted Common Units”) held by the Company Parties (the “Excluded Units”), or any Holdings Common Units and Holdings Restricted Common Units owned by the Parent Parties (the “Owned Holdings Units”) or any other Holdings Restricted Common Units) will be automatically cancelled, extinguished and converted into the right to receive cash in an amount equal to $3.30, without interest thereon (the “Per Unit Price”)

vi.

each issued and outstanding Series 2 RCU of Holdings (other than the Excluded Units and Holdings Common Units and the Owned Holdings Units) will automatically vest in accordance with its terms and will be automatically cancelled, extinguished and converted into the right to receive the Per Unit Price;

vii.

each Excluded Unit shall be unaffected by the Holdings Merger and shall remain outstanding as Holdings Common Units and Holdings Restricted Common Units of the Surviving LLC held by the Company Parties; and

viii.	each Owned Holdings Unit shall be automatically cancelled and extinguished without any conversion thereof or consideration paid therefor.

In addition, at the effective time of the Company Merger, each outstanding Company Warrant shall, in accordance with the terms of the Warrant Agreement, dated as of April 28, 2020, by and between the Company and the Company’s warrant agent therein (“Warrant Agreement”), automatically and without any required action on the part of the holder thereof or any other Person, cease to represent a Company Warrant exercisable for Class A Common Stock and shall become a Company Warrant exercisable for the Per Share Price in accordance with the terms of the Warrant Agreement. If a registered holder under the Warrant Agreement properly exercises a Company Warrant within thirty (30) days following the public disclosure of the consummation of the Company Merger pursuant to a Current Report on Form 8-K filed with the SEC, the Warrant Price (as defined under the Warrant Agreement), with respect to such exercise shall be reduced by an amount equal to the difference of (i) the Warrant Price in effect prior to such reduction minus (ii) (A) the Per Share Price (but in no event less than zero) minus (B) the Black-Scholes Warrant Value (as defined in the Warrant Agreement).

Treatment of Company Equity Awards

At the effective time of the Company Merger, each Company Option outstanding as of immediately prior to the effective time of the Company Merger with an exercise price per share less than the Per Share Price, whether vested or unvested, will be cancelled and converted into the right to receive an amount of cash, without interest thereon and subject to applicable withholding taxes, equal to the product of (i) the number of shares of Class A Common Stock subject to such Company Option as of immediately prior to the effective time of the Company Merger and (ii) the excess, if any, of the Per Share Price over the exercise price per share of such Company Option (the “Option Consideration”). For purposes of determining the number of Company Options that will be cancelled and converted into the right to receive the Option Consideration, any performance-based vesting conditions will be measured based on the Per Share Price. Each Company Option with (A) an exercise price per share equal to or greater than the Per Share Price or (B) a performance-based vesting condition that is not achieved as a result of the Transactions will be cancelled at the effective time of the Company Merger without any cash payment being made to the holder thereof.

At the effective time of the Company Merger, each Company RSU outstanding as of immediately prior to the effective time of the Company Merger that (i) is vested but remains unsettled as of immediately prior to the effective time of the Company Merger (“Vested Company RSUs”), (ii) is held by a non-employee director of the Company or a member of the advisory board of the Company (“Director RSUs”), (iii) vests in connection with the Transactions in accordance with its terms (“Specified RSUs”), or (iv) is held by any Equity Award Holder whose aggregate value of unvested Equity Awards is equal to or less than $10,000 as of immediately prior to the Closing (calculated based on the Per Share Price) will, in each case, be cancelled and converted into and will become the right to receive an amount in cash, without interest thereon and subject to applicable withholding taxes, equal to the product of (A) the Per Share Price and (B) the total number of shares of Class A Common Stock subject to such Company RSU as of immediately prior to the effective time of the Company Merger.

At the effective time of the Company Merger, each Company RSU outstanding as of immediately prior to the effective time of the Company Merger (other than Vested Company RSU, Director RSU, and Specified RSU) will be automatically cancelled and, in exchange therefor, the holder of such cancelled Company RSU will be entitled to receive a Parent restricted stock unit award covering the number of ordinary shares of Parent equal to the product of (i) the Equity Award Exchange Ratio and (ii) the number of shares of Class A Common Stock underlying such Company RSU (each, an “Equity Replacement Award”), with any resulting fractional number of ordinary shares of Parent covered by such Equity Replacement Award rounded down to the next whole number. Notwithstanding the foregoing, each Company RSU (each, a “Cash-Settled RSU”) held by (A) individuals in China and (B) individual in such other jurisdictions where Parent determines no later than ten (10) business days prior to the Closing that is administratively impracticable to cancel such Company RSUs and convert them into an Equity Replacement Award (such jurisdictions, the “Restricted Cash Jurisdictions”) will be automatically cancelled and, in exchange therefor, the holder of such cancelled Cash-Settled RSU will be entitled to receive a restricted cash award representing the right to receive an amount in cash, without interest thereon and subject to applicable withholding taxes, equal to the product of (1) the Per Share Price and (2) the total number of shares of Company Common Stock subject to such Cash-Settled RSU as of immediately prior to the effective time of the Company Merger (each, an “RSU Cash Replacement Award”).

At the effective time of the Company Merger, each Company PSU outstanding as of immediately prior to the effective time of the Company Merger that is not subject to a time-vesting component, as well as those with a time-vesting component that will be satisfied in accordance with its terms in connection with the Transactions (each, a “Specified PSU”) will be automatically cancelled and converted into and will become the right to receive an amount in cash, without interest thereon and subject to applicable withholding taxes, equal to the product of (i) the Per Share Price and (ii) the total number of shares of Class A Common Stock subject to such Specified PSU as of immediately prior to the effective time of the Company Merger. For purposes of determining the number of shares of Company Common Stock subject to each Specified PSU, the revenue growth performance-based vesting condition that applied to the Specified PSUs immediately prior to the effective time of the Company Merger will be deemed attained at 100% in accordance with the applicable award agreements governing such Specified PSUs and the stock price performance-based vesting condition that applied to the Specified PSUs immediately prior to the effective time of the Company Merger will be measured based on the Per Share Price, with any such performance-based vesting condition that is not achieved as a result of the Transactions cancelled without any cash payment being made in respect thereof.

At the effective time of the Company Merger, each Company PSU outstanding as of immediately prior to the effective time of the Company Merger (other than Specified PSU) will be automatically cancelled and, in exchange therefor, the holder of such cancelled Company PSU will be entitled to receive an Equity Replacement Award, with any resulting fractional number of ordinary shares of Parent covered by such Equity Replacement Award rounded down to the next whole number. Notwithstanding the foregoing, if any individuals in the Restricted Cash Jurisdictions hold Company PSUs, such Company PSUs will be cancelled and, in exchange thereof, the holder of such cancelled Company PSU will be entitled to receive an RSU Cash Replacement Award. For purposes of determining the number of shares of Class A Common Stock subject to each Company PSU, the revenue growth performance-based vesting condition will be deemed attained at 100% in accordance with the terms of the applicable award agreements governing such Company PSUs.

Each RSU Cash Replacement Award and Equity Replacement Award will have no less favorable terms and conditions, including with respect to vesting and acceleration provisions upon a qualifying termination of employment, as were applicable to the applicable Company RSU immediately prior to the effective time of the Company Merger, except for terms rendered inoperative by reason of the Transactions (including performance-based vesting conditions) and other administrative or ministerial changes determined by Parent.

Representations and Warranties and Covenants

The Company Parties and the Parent Parties have made customary representations, warranties and covenants in the Merger Agreement. Among other things, from the date of the Merger Agreement until the earlier of the termination of the Merger Agreement and the effective time of the Company Merger (the “Interim Period”), the Company Parties have agreed, subject to certain exceptions, (A) to use commercially reasonable efforts to (i) conduct their business in all material respects in the ordinary course of business consistent with past practice and (ii) to preserve intact in all material respects their significant commercial relationships with third parties, (B) to not take certain actions during the Interim Period without the prior written consent of Parent (which approval shall not be unreasonably withheld, conditioned or delayed) and (C) not to solicit or engage in discussions or negotiations with respect to any alternative transaction.

Closing Conditions

The closing of the Mergers (the “Closing”) is subject to the satisfaction of certain customary mutual conditions, including (i) the Company’s receipt of written consent of stockholders adopting the Merger Agreement by an affirmative vote of a majority of the voting power of the Company’s outstanding capital stock (the “Stockholder Consent”) (which was satisfied on May 25, 2025 upon the delivery of the Stockholder Consent to the Company), (ii) the expiration or termination of any waiting period applicable to the Transactions under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as

amended, (iii) absence of any law, injunction or order prohibiting, enjoining or otherwise making illegal the consummation of the Mergers, (iv) the TRA Amendment not having been amended or otherwise modified, and being in full force and effect outstanding as of immediately prior to the effective time of the Company Merger and (v) other customary conditions for a transaction of this type.

Immediately following the execution of the Merger Agreement, the Stockholder Consent was delivered to the Company adopting the Merger Agreement and approving the Transactions contemplated thereby, including the Mergers, thereby providing the required stockholder approval for the Company Merger (the “Requisite Stockholder Approval”). No further action by the Company’s stockholders is required to complete the Mergers.

Termination Rights

The Merger Agreement may be terminated at any time prior to the effective time of the Holdings Merger by mutual written agreement of Parent and Company (including after receipt of the Requisite Stockholder Approval) and contains certain other customary termination rights for the Company and Parent (subject to customary carveouts and exceptions, as applicable), including if (i) the Holdings Merger has not been consummated by 11:59 p.m., New York City time, on February 25, 2026 (the “Termination Date”), unless Parent, in its sole discretion, has extended the Termination Date in certain circumstances, to 11:59 p.m. on May 25, 2026 (the “Extended Termination Date”) (unless Parent was then in material breach of the Merger Agreement causing the failure of the Closing to have occurred at the Termination Date), (ii) any (A) permanent injunction or other final and non-appealable judgment or order preventing the consummation of the Mergers or (B) any statute, rule or regulation has been enacted, entered or enforced that prohibits, makes illegal or enjoins the consummation of the Mergers, or (iii) the other party breaches any representation, warranty or covenant that results in the failure of the related Closing condition to be satisfied, subject to a cure period in certain circumstances. Due to the receipt of the Stockholder Consent, the Company may no longer terminate the Merger Agreement in order to enter into a definitive agreement providing for a superior proposal and Parent may no longer terminate the Merger Agreement due to the Company’s Board change in recommendation that the Company’s stockholders adopt the Merger Agreement or failure to receive the Stockholder Consent.

Termination Fees

The Company will be required to pay Parent a termination fee equal to $37,500,000 (the “Company Termination Fee”) if the following circumstances are met: (i) the Merger Agreement is validly terminated due to one of the following: (x) the Stockholder Consent not having been delivered (which is no longer applicable), (y) the Company breaching its representations, warranties or covenants in a manner that causes the conditions to the Closing set forth in the Merger Agreement to not be satisfied or (z) the effective time of the Holdings Merger not having occurred by the Termination Date, or Extended Termination Date (if applicable), (ii) prior to such termination, a third party publicly announced and did not withdraw a proposal for an alternative acquisition transaction for the Company, and (iii) within 12 months following such termination, such alternative acquisition transaction is consummated or the Company enters into a definitive agreement providing for an alternative acquisition transaction and subsequently consummates such transaction. The Company would have also been required to pay the Company Termination Fee if, prior to receipt of the Stockholder Consent, (i) Parent had terminated the Merger Agreement because the Company’s Board changed its recommendation regarding the Mergers or (ii) the Company had terminated the Merger Agreement to enter into a definitive agreement providing for a superior proposal. Since the Stockholder Consent has been delivered, such circumstances are no longer possible.

Parent will be required to pay the Company a termination fee equal to $75,000,000 (the “Parent Termination Fee”) if Parent terminates the Merger Agreement because the Mergers have not been consummated by the Termination Date as a result of the failure to obtain applicable regulatory approval and Parent does not elect to extend the Termination Date to the Extended Termination Date at a time when it is permitted to do so.

Description of Merger Agreement Not Complete

The foregoing description of the Merger Agreement and the Transactions is only a summary, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K (the “Report”) and incorporated by reference herein. The Merger Agreement and the above description have been included to provide investors and security holders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about the Company or Parent. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them. Stockholders should be aware that the representations, warranties and covenants or any description thereof may not reflect the actual state of facts or condition of the Company Parties or Parent Parties. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the Merger Agreement. Further, investors should read the Merger Agreement not in isolation, but only in conjunction with the other information that the respective companies include in reports, statements and other filings they make with the U.S. Securities and Exchange Commission (the “SEC”).

Amendment to the Tax Receivable Agreement

The Company is party to that certain TRA, which was entered in connection with the consummation of its business combination transaction to become a publicly listed company at such time. The TRA provided for certain payments to such holders by the Company, with respect to certain tax attributes, including an accelerated payment in connection with a change of control of the Company, which includes the Mergers. On May 25, 2025, in connection with the execution of the Merger Agreement, and in accordance with the terms of the TRA, the Company and Holdings entered into an amendment to the TRA (the “TRA Amendment”) with certain parties to the TRA entitled to receive at least 50% of the total amount of the early termination payments payable to all TRA parties under the TRA if the Company had exercised its right of early termination on the date of the most recent exchange by the Company of Holdings Common Units held by a member of Holdings in accordance with the limited liability company agreement of Holdings. The TRA Amendment establishes that the parties to the TRA will be entitled to receive an aggregate amount in cash of $52,500,000 in connection with the Closing of the Mergers in full satisfaction of the Company’s payment obligations under the TRA from and after the entry into the Merger Agreement (including in connection with a change of control of the Company) which amount represents a reduction from what the Company’s contractual change of control obligations would have been under the TRA, absent the TRA Amendment.

Description of TRA Amendment Not Complete

The foregoing description of the TRA Amendment does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the full text of the TRA Amendment, which is attached as Exhibit 10.1 hereto and is incorporated by reference into this item of the Report.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 25, 2025, the holders of a majority of the outstanding shares of the Company’s common stock executed a Stockholder Consent adopting the Merger Agreement and approving the Transactions contemplated thereby, including the Mergers.

Pursuant to rules adopted by the SEC under the Exchange Act of 1934, as amended (the “Exchange Act”), a Schedule 14C Information Statement will be filed with the SEC and sent or provided to the stockholders of the Company.

Item 7.01	Regulation FD Disclosure.

On May 25, 2025, the Company issued a press release announcing the execution of the Merger Agreement and entry into the transactions described in the foregoing. A copy of the press release is attached to this Report as Exhibit 99.1 and incorporated by reference herein.

The information in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall this item and Exhibit 99.1 be incorporated by reference into the Company’s filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth in such future filing.

Cautionary Statement Regarding Forward-Looking Statements

This Report contains, and the Company’s other filings, press releases and statements made in connection herewith, may contain “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the benefits of the proposed acquisition of the Company and the associated integration plans, expected synergies and capital expenditure commitments, anticipated future operating performance and results of the Company, the expected management and governance of the Company following the acquisition and expected timing of the closing of the proposed acquisition and other transactions contemplated by the Merger Agreement governing the proposed acquisition. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “aim,” “anticipate,” “believe,” “can,” “could,” “seek,” “should,” “feel,” “expect,” “will,” “would,” “plan,” “project,” “intend,” “estimate,” “continue,” “may,” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, (i) the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the common stock of the Company, (ii) the failure to satisfy the conditions to the consummation of the transactions in connection with the Mergers, including the receipt of regulatory approvals from various governmental entities (including any conditions, limitations or restrictions placed on these approvals) and the risk that one or more governmental entities may deny approval, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement and the related agreements or transactions, including in circumstances that require the Company to pay a termination fee; (iv) the effect of the announcement or pendency of the transaction on the Company’s business relationships, operating results and business generally, (v) the risk of not consummating the financing anticipated in connection with the transaction; (vi) certain restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions, (vii) risks that the proposed transaction disrupts current plans and operations, (viii) risks related to diverting management’s attention from the Company’s ongoing business operations, (ix) the outcome of any legal proceedings that may be instituted against the parties to the Merger Agreement or their respective directors, managers or officers, including the effects of any outcomes related thereto, (x) the Company’s ability to retain, hire and integrate skilled personnel including the Company’s senior management team and maintain relationships with key business partners and customers, and others with whom it does business, in light of the proposed transaction, (xi) unexpected costs, charges or expenses resulting from the proposed transaction; (xii) the impact of adverse general and industry-specific economic and market conditions, (xiii) risks related to the Company’s financial position and results of operations, (xiv) risks that the benefits of the proposed transaction are not realized when and as expected, (xv) uncertainty as to timing of completion of the proposed transaction, (xvi) the impact of inflation and global conflicts, including disruptions in European economies as a result of the war in Ukraine, the Israel-Hamas conflict, the relationship between China and Taiwan, and ongoing trade disputes between the United States and other countries, and (xvii) other factors described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended February 28, 2025, the Company’s subsequent Quarterly Reports on Form 10-Q, and in other reports and filings made or to be made with the SEC. The Company cautions you that the important factors referenced above may not contain all of the factors that are important to you. There can be no assurance that the Mergers will be completed, or if it is completed, that it will close within the anticipated time period. In addition, the Company cannot assure you that the Company will realize the results or developments expected or anticipated or, even if substantially realized, that they will result in the consequences or affect the Company or the Company’s operations in the way the Company expects. The forward-looking statements included in this Report are made only as of the date hereof. Except as required by applicable law or regulation, the Company does not undertake to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

This Report is being filed in connection with the proposed Transaction involving the Company and Parent. The Company will prepare an information statement for its stockholders, containing the information with respect to the proposed Mergers specified in Schedule 14C promulgated under the Exchange Act, and describing the Transaction. When completed, a definitive information statement will be mailed or provided to the Company’s stockholders. This Report is not a substitute for the information statement, or any other document, that the Company may file with the SEC or send to its stockholders in connection with the proposed Mergers.

THE COMPANY’S STOCKHOLDERS ARE URGED TO CAREFULLY READ THE INFORMATION STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

The Company’s stockholders may obtain free copies of the documents the Company files with the SEC from the SEC’s website at www.sec.gov or through the Investor Relations page of the Company’s website at https://investors.e2open.com or by contacting the Company’s Investor Relations by e-mail at investor.relations@e2open.com.

No Offer or Solicitation

No person has commenced soliciting proxies in connection with the proposed transaction referenced in this Report, and this Report is neither an offer to purchase nor a solicitation of an offer to sell securities.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated May 25, 2025, by and among WiseTech Global Limited, Emerald Parent Merger Sub Corp., Emerald Holdings Merger Sub LLC, E2open Parent Holdings, Inc. and E2open Holdings, LLC.*

10.1*	Tax Receivable Agreement Amendment No. 1, dated May 25, 2025, by and among E2open Parent Holdings, Inc., E2open Holdings, LLC and the other parties thereto.

99.1	Press Release by E2open Parent Holdings, Inc., dated May 25, 2025.

104	Cover Page Interactive Data File (formatted in Inline XBRL).

*

All schedules to the Merger Agreement have been omitted pursuant to Item 601(a)(5) and/or Item 601(b)(2) of Regulation S-K, as applicable. The Company hereby agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 under the Exchange Act for any schedule or exhibit so furnished.

SIGNATURE

Pursuant to the Requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

E2open Parent Holdings, Inc.

Date: May 27, 2025	By:	/s/ Susan E. Bennett
	Name:	Susan E. Bennett
	Title:	Chief Legal Officer and Secretary